Exhibit 32
Section 1350 Certification
The undersigned hereby certify that, to their knowledge, (i) the Form 10-Q filed by Gateway Financial Holdings, Inc. (the “Issuer”) for the quarter ended March 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

GATEWAY FINANCIAL HOLDINGS, INC.

Date: August 29, 2006	By:	/s/ D. Ben Berry

D. Ben Berry
President and Chief Executive Officer

	By:	/s/ Theodore L. Salter

Theodore L. Salter
Senior Executive Vice President and Chief Financial Officer